Exhibit 99.1

TEMPUR SEALY COMPLETES REDEMPTION OF 6.875% SENIOR NOTES DUE 2020

LEXINGTON, KY, JUNE 23, 2016 – Tempur Sealy International, Inc. (NYSE: TPX) today announced the completion of the previously announced redemption of all $375.0 million outstanding aggregate principal amount of its 6.875% Senior Notes due 2020 (CUSIP 88023UAB7) (the “2020 Notes”). The 2020 Notes were redeemed for $1,062.80 per $1,000 principal amount, which included a make-whole premium for the early redemption of the 2020 Notes as determined in accordance with the indenture governing the 2020 Notes. The Company also paid accrued and unpaid interest on the 2020 Notes through June 23, 2016, the redemption date.

About the Company

Tempur Sealy International, Inc. (NYSE: TPX) is the world’s largest bedding provider. Tempur Sealy International develops, manufactures and markets mattresses, foundations, pillows and other products. The Company’s brand portfolio includes many highly recognized brands, including TEMPUR®, Tempur-Pedic®, Sealy®, Sealy Posturepedic® and Stearns & Foster®. World headquarters for Tempur Sealy International is in Lexington, KY.

Investor Relations Contact:

Barry Hytinen

Executive Vice President, Chief Financial Officer

Tempur Sealy International, Inc.

800-805-3635

Investor.relations@tempursealy.com